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                                                                      EXHIBIT 10

                                ESCROW AGREEMENT

         THIS ESCROW  AGREEMENT (this "Agreement") is made as of March 31,
2005, by and among First Acceptance Corporation, a Delaware corporation ("FAC"), and Stephen J. Harrison and Thomas M. Harrison, Jr. (collectively, the "Harrisons").

         WHEREAS, FAC, the Harrisons and certain other parties entered into that certain Agreement and Plan of Merger, dated as of December 15, 2003 (the "Merger Agreement"), pursuant to which FAC acquired USAuto Holdings, Inc., a Delaware corporation ("USAuto"); and

         WHEREAS, pursuant to Section 1.7(a) of the Merger Agreement, the Harrisons are entitled to receive up to an additional 750,000 shares of FAC common stock (the "Shares") upon the attainment of targeted levels of "Adjusted EBITDA" of USAuto and its subsidiaries, as defined in the Merger Agreement; and

         WHEREAS, pursuant to the Merger Agreement, Adjusted EBITDA was to be determined by the Audit Committee of the Board of Directors of FAC (the "Audit Committee") and FAC's Chief Financial Officer based upon the audited consolidated net income of USAuto and its subsidiaries for the twelve-month period ended December 31, 2004 (the "Earnout Period"); and

         WHEREAS, the fiscal year of FAC and USAuto ends on June 30 each year and the financial statements of FAC and USAuto for the Earnout Period are not audited by FAC's independent auditor; and

         WHEREAS, the Audit Committee has reviewed the computation of Adjusted EBITDA for the Earnout Period, as determined by FAC's Chief Financial Officer based upon unaudited financial information, and reviewed such computation with FAC's independent auditor and the Audit Committee has determined that it believes the Adjusted EBITDA target set forth in the Merger Agreement has been met and the Harrisons are entitled to receive all of the Shares; and

         WHEREAS, after consultation with the Audit Committee and FAC's Chief Financial Officer, the Board of Directors of FAC has determined that it is impracticable for FAC to obtain an audit of the consolidated net income of USAuto and its subsidiaries for the Earnout Period as set forth in the Merger Agreement and that, if it were practicable to obtain such an audit, the financial burden of obtaining such an audit is not in the best interest of FAC or its stockholders; and

         WHEREAS, the Harrisons have agreed with the Audit Committee's calculation of Adjusted EBITDA for the Earnout Period, but FAC and the Harrisons have determined that it is in the best interest of FAC, its stockholders and the Harrisons that the Shares be issued to the Harrisons and held in escrow pending the completion of the audit of FAC's financial statements for the fiscal year ended June 30, 2005; and





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         WHEREAS, FAC and the Harrisons desire to enter into this Agreement to establish an escrow fund on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

         1. ESCROW. Upon execution of this Agreement and without any further act of the Harrisons, FAC shall cause its transfer agent and registrar to issue 350,000 shares of FAC common stock to each of Stephen J. Harrison and Thomas M. Harrison, Jr. and to deposit the Shares with FAC, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms and conditions of this Agreement. Upon execution of this Agreement, the Harrisons shall deliver to FAC executed stock powers for the certificates representing the Shares. FAC hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement, and shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of FAC or the Harrisons. Any cash dividends, dividends payable in securities or other distributions in kind made in respect of the Shares shall be added to the Escrow Fund. The Harrisons shall have voting rights with respect to the Shares (and on any voting securities added to the Escrow Fund) so long as the Shares or other securities are held in the Escrow Fund.

         2. ESCROW PERIOD. This Agreement shall continue in effect and the Escrow Fund shall remain in existence until the date FAC files its Annual Report on Form 10-K for the fiscal year ending June 30, 2005 with the Securities and Exchange Commission (the "Termination Date"); provided, that the Escrow Fund shall continue to be maintained, to the extent set forth in Section 4 hereof, in the event that there exists any dispute as of that date.

         3. CLAIMS AGAINST ESCROW FUND. In the event that, on or prior to the Termination Date, FAC determines that it is necessary to restate FAC's financial statements contained in its reports filed with the Securities and Exchange Commission for any period during the Earnout Period in a manner that affects Adjusted EBIDTA for the Earnout Period, the Audit Committee and FAC's Chief Financial Officer will determine Adjusted EBITDA for the Earnout Period, giving effect to such restatement, determine whether USAuto and its subsidiaries have met the Adjusted EBITDA target set forth in the Merger Agreement and determine the number of Shares, if any, to which the Harrisons are entitled pursuant to the Merger Agreement. In the event that, as a result of such a determination, the Audit Committee determines that the Harrisons are not entitled to receive all of the Shares, the Audit Committee, together with FAC's Chief Financial Officer, will prepare and deliver to the Harrisons a calculation of Adjusted EBITDA for the Earnout Period and the number of Shares to which the Harrisons are entitled pursuant to the Merger Agreement (the "Earn-Out Statement"). Upon delivery of the Earn-Out Statement, FAC and its Chief Financial Officer will make available to the Harrisons all records and work papers used in preparing the Earn-Out Statement for the purpose of reviewing such calculations. If the Harrisons disagree with the calculation of Adjusted EBITDA for the Earn-Out Period, the Harrisons shall, within 30 days after receipt of the Earn-Out Statement, deliver a written notice (a "Disagreement Notice") to the Audit Committee setting forth the Harrisons'


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calculation of Adjusted EBITDA for the Earnout Period. The Audit Committee and
the Harrisons will use reasonable best efforts to resolve any disagreements as to the calculation of Adjusted EBITDA for the Earnout Period, but if they do not obtain a final resolution of all disagreements within 30 days after the Disagreement Notice is delivered to the Audit Committee, FAC and the Harrisons will jointly retain FAC's independent auditor (the "Auditor") to resolve any remaining disagreements. FAC and the Harrisons will direct the Auditor to render a determination within 30 days of its retention, and FAC, the Harrisons and their respective agents will cooperate with the Auditor during its engagement. The Auditor will consider only those items and amounts which were set forth in the Earn-Out Statement and/or Disagreement Notice and for which a disagreement between the parties still remains. The Audit Committee and the Harrisons shall each submit a binder to the Auditor promptly (and in any event within 30 days after the Auditor's retention), which binder shall contain such party's calculation of Adjusted EBITDA for the Earnout Period, and information, arguments, and support for such party's position. The Auditor shall review such binders and base its determination solely on the information contained therein. In resolving any disputed item, the Auditor may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Auditor's determination will be based on the definition of Adjusted EBITDA included in the Merger Agreement. The determination of the Auditor will be conclusive and binding upon FAC and the Harrisons. FAC, on the one hand, and the Harrisons, on the other hand, shall each bear one-half of all fees, costs and expenses of the Auditor.

         4. DISBURSEMENT OF ESCROW FUND. If the Audit Committee delivers an Earnout Statement to the Harrisons on or prior to the Termination Date, the Shares shall continue to be held in the Escrow Fund until FAC and the Harrisons resolve any disputes as set forth in Section 3. Following such resolution, the Shares shall be distributed to the Harrisons or to FAC for cancellation, as applicable. If, on or prior to the Termination Date, the Audit Committee does not deliver an Earnout Statement to the Harrisons, FAC shall deliver the entire Escrow Fund to the Harrisons.

         5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

         To FAC:                            First Acceptance Corporation
                                            c/o William A. Shipp, Jr.
                                            5123 Virginia Way, Suite B22
                                            Brentwood, Tennessee 37027

         with a copy to:                    Bass, Berry & Sims PLC
                                            315 Deaderick Street, Suite 2700
                                            Nashville, Tennessee 37238-3001
                                            Attention:  J. James Jenkins, Jr.



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         If to Harrisons:                   Stephen J. Harrison
                                            First Acceptance Corporation
                                            3813 Green Hills Village Drive
                                            Nashville, Tennessee 37215

                                            Thomas M. Harrison, Jr.
                                            First Acceptance Corporation
                                            3813 Green Hills Village Drive
                                            Nashville, Tennessee 37215

All such notices and other communications shall be deemed to have been delivered upon receipt by the receiving party.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Tennessee as such laws are applied to agreements between Tennessee residents entered into and to be performed entirely in Tennessee without regard to the principles of conflict of laws thereof.

         8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

         10. WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         11. AMENDMENT. This Agreement may be amended only with the written consent of FAC and the Harrisons.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


FIRST ACCEPTANCE CORPORATION


By: /s/ William A. Shipp, Jr.
   --------------------------------------------------
Name: William A. Shipp, Jr.
Title: Chairman of the Audit Committee of the Board of Directors




/s/ Stephen J. Harrison
-----------------------------------------------------
Stephen J. Harrison



/s/ Thomas M. Harrison, Jr.
-----------------------------------------------------
Thomas M. Harrison, Jr.







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